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Exhibit 99.4(b)

G. THOMAS CLIETT
933 MASHIE LANE
ROCKY MOUNT, NORTH CAROLINA 27804

August 19, 2002

VIA FACSIMILE AND HAND DELIVERY

Austins Steaks & Saloon, Inc.
317 Kimball Avenue, NW
Roanoke, Virginia 24016

Attention:	President and Chief Executive Officer, Chairman of the Board and Vice President and Chief Financial Officer and Secretary
Re:	Supplement to the Demand Letters Dated August 7, 2002 and August 8, 2002 from the Undersigned to the Company

Ladies and Gentlemen:

        As a supplement to the demand letters (the "Demands") dated August 7, 2002 and August 8, 2002 from the undersigned (the "Undersigned") to Austins Steaks & Saloon, Inc. (the "Company") a Delaware corporation, the Undersigned, a record holder of common stock of the Company, hereby demands (in person or by attorney or other agent), pursuant to Section 220 of the General Corporation Law of the State of Delaware ("Section 220"), that (1) the following corporate records and documents be made available for inspection and copying by the Undersigned or his attorneys or agents at the Company's principal place of business during usual business hours no later than 9:00 a.m. Monday, August 26, 2002, and from day to day thereafter during usual business hours until the inspection may be completed, or (2) the Company deliver by the same date copies of such records and materials to the Undersigned at the address shown above, to be updated from time to time thereafter as set forth below:

        Pursuant to Section 220, the Undersigned demands as part of the foregoing inspection:

  1.
  The federal and state income tax returns of the Company for the tax years 1999 through 2002, inclusive, including any periodic tax filings made otherwise than on a yearly basis.

  2.
  Any Shareholder Agreements, Voting Trusts and/or Agreements.

  3.
  All ledgers or other financial records for the period January 1, 1999 to the present that record the salaries, bonuses and benefits (including expense accounts) paid to any employee earning greater than $50,000 per year or any director or officer of the Company.

  4.
  All ledgers or other financial records for the period January 1, 1999 to the present that record the status of any loans made by the Company (or any of its subsidiaries) to any officer or director of the Company, including any agreements evidencing such loans.

  5.
  All ledgers or other financial records for the period January 1, 1999 to the present that record the salaries, bonuses or benefits (including expense accounts) paid to any employees of the Company that are related (by blood or by marriage) to any officer or director of the Company.

  6.
  All financial analyses, reports, appraisals, evaluations, notes and correspondence from January 1, 1999 to the present that refer to or discuss the declaration of dividends by the Company or whether dividends should or should not be declared.

  7.
  The agendas and minutes of meetings of the Board of Directors (including any Board resolutions), or any committee thereof, of the Company from January 1, 1999 to the present.

  8.
  The agendas and minutes of shareholders' meetings of the Company from January 1, 1999 to the present.

  9.
  The Articles of Incorporation, Bylaws and financial statements (including, without limitation, all annual and interim financial statements) of any subsidiaries of the Company.

  10.
  All documents evidencing any outstanding loans (and the balance thereon) on which the Company (or any of its subsidiaries) is either the obligor or the obligee, including, without limitation, all credit and loan agreements, mortgages, notices of default and correspondence with respect to such loans, and all ledgers or other financial records regarding the balances due with respect to such loans.

  11.
  All documents evidencing any real property leases to or from the Company, including, without limitation, all notices of default and correspondence with respect to such leases or improvements to the real property related thereto, and all ledgers or other financial records recording the balances due with respect to such leases or improvements to the real property related thereto.

  12.
  All documents for the period January 1, 1999 to the present evidencing any and all litigation settlements entered into by the Company, consent decrees or judgments entered relating to the Company, its officers or directors, and filings made with a state or federal court by or on behalf of the Company, its officers or directors.

  13.
  The following historical financial information with respect to the Company and its subsidiaries from January 1, 1999 to the present:

  a.
  accrued expense schedules;

  b.
  restaurant operating expense schedules;

  c.
  general and administrative expense schedules;

  d.
  environmental expenses and reserves;

  e.
  restaurant closing and renovation expenses and reserves;

  f.
  the detailed internal monthly financial reporting packages;

  g.
  profit and loss budgets vs. actual, including any profit and loss budgets provided to any lenders and any revised or interim profit and loss budgets;

  h.
  business plans, including any business plans provided to any parties, any revised or interim business plans;

  i.
  bank overdraft accounts or allowances;

  j.
  travel expenses for executives and directors; and

  k.
  revenue and expense schedules detailed by individual franchise and Company store.

  14.
  The following current and forward-looking financial information with respect to the Company and its subsidiaries:

  a.
  capitalized and expensed lease payments for 1999 to the present on existing real estate;

  b.
  the business plan and any budgets and projects for fiscal years 1999 through 2003, inclusive (with supporting detail); and

  c.
  detailed monthly financial reporting packages from January 1, 1999 to the present.

  15.
  The Company's capital expenditure plans covering each of the years 1999 to 2002 and thereafter, and all documents discussing such plans.

  16.
  All correspondence, memoranda, notes, agreements or other documents that refer to, discuss or evidence the replacement of the Company's outside accounting firm, and any and all interim or year-end management letters issued to the Company by the Company's outside auditors from 1998 to the present.

  17.
  All agreements entered into by the Company, its predecessors in interest, its officers or its directors related to the merger with WesterN SizzliN Corporation.

  18.
  All documents evidencing agreements between the Company and its officers or directors, including franchise agreements.

        The Undersigned will bear the reasonable costs of the Company in connection with the production of the requested information.

        The purpose of this demand is to permit the Undersigned (1) to communicate with shareholders regarding their investment as shareholders, (2) to investigate possible mismanagement, possible waste of corporate assets, and possible inappropriate insider transactions, and (3) to communicate with shareholders regarding a special meeting of shareholders or a written consent solicitation, in lieu of a special meeting, to remove certain members of the Company's Board of Directors, to elect certain new nominees to the Company's Board of Directors and to repeal recent changes to the Bylaws of the Company, if necessary.

        This demand should receive your immediate attention so that all of your stockholders will have the benefit of information as promptly as possible concerning the solicitation made by the Undersigned and the other three members of his solicitation group.

        The Undersigned hereby designates and authorizes Hunton & Williams, its partners, associates, employees and any person designated by them to receive, as their agents, the information herein requested. A power of attorney with respect to the inspection requested in this letter was delivered to you with the Demands.

        Please advise Charles R. Monroe, Jr., (704) 378-4758, of Hunton & Williams as soon as possible, and in any event on or prior to the expiration of five business days after the date of this demand, as to when and where the items demanded above will be made available to the Undersigned and his designated agents. Thank you in advance for your prompt attention to this matter.

Very truly yours,

/s/ G. Thomas Cliett

G. Thomas Cliett

cc:    Stephen E. Gehring, Esq.

Enclosure

STATE OF NORTH CAROLINA

COUNTY OF EDGECOMBE

        I, Daniel W. Howell, a notary public for said county and state, do hereby certify that G. Thomas Cliett, personally appeared before me this day and acknowledged that the foregoing is his letter of demand for the inspection of designated stockholder list materials and related books and records of Austins Steaks and Saloon, Inc. and that the statements, including the purposes of this demand, made in such letter are true and correct.

        WITNESS my hand and notarial seal, this the 19th day of August 2002.

/s/ Daniel W. Howell Notary Public
My Commission Expires:	5-18-03

[NOTARIAL SEAL]

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  Exhibit 99.4(b)